Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based upon and should be read in conjunction with historical consolidated financial statements and related notes of TETRA Technologies, Inc. (TETRA) and Compressco, Inc. (Compressco). TETRA, through the merger of its wholly owned subsidiary, TETRA Acquisition Sub, Inc. with and into Compressco, acquired Compressco on July 15, 2004.

The following unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheet of TETRA and its subsidiaries and the historical consolidated balance sheet of Compressco and its subsidiaries giving effect to the merger as if it had occurred on June 30, 2004 as an acquisition by TETRA of Compressco using the purchase method of accounting and giving effect to certain adjustments that are attributable to the acquisition of Compressco and which are described below and in the accompanying Notes to the following unaudited pro forma condensed combined financial statements.

The following unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2004 and the year ended December 31, 2003, combine the historical consolidated statements of operations of TETRA and its subsidiaries and the historical consolidated statements of operations of Compressco and its subsidiaries giving effect to the merger as if it had become effective at January 1, 2003 as an acquisition by TETRA of Compressco using the purchase method of accounting and giving effect to certain adjustments that are directly attributable to the acquisition of Compressco and will have a continuing impact and which are described below and in the accompanying Notes to the following unaudited pro forma condensed combined financial statements. Certain items within Compressco’s financial statements have been reclassified to conform to TETRA’s financial statement presentation.

The pro forma adjustments are based upon available information and assumptions that TETRA's management believes are reasonable. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are based on the estimates and assumptions set forth in the notes accompanying those statements. The companies may have performed differently had they been combined. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger. The unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements of TETRA and Compressco, including the notes accompanying them.

The unaudited pro forma condensed combined financial statements were prepared based on the following assumptions:

• TETRA acquired Compressco for approximately $94 million cash, including transaction costs. Additionally, TETRA repaid Compressco’s outstanding bank debt, which approximated $15.27 million at June 30, 2004. The consideration was funded by TETRA using existing cash balances and the borrowing of $75 million under TETRA’s existing bank credit facility.

• As part of closing the transaction, Compressco subordinated debentures in the amount of approximately $5.5 million were converted into shares of Compressco common stock. Related stock purchase warrants were purchased by TETRA. Outstanding Compressco employee stock options were exchanged for net cash consideration.

• The unaudited pro forma balance sheet has been prepared as if the merger occurred on June 30, 2004. The unaudited pro forma statements of operations have been prepared as if the merger occurred on January 1, 2003.

• The merger was accounted for as a purchase of Compressco by TETRA.

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2004

	TETRA Historical	Compressco Historical	Pro Forma Adjustments		Combined Pro Forma
	(In Thousands)
Cash and cash equivalents	$36,859	$599	$(32,492	)(c)	$3,375
			(1,591	)(b)
Accounts receivable, net	70,161	4,950			75,111
Inventories	36,169	4,998			41,167
Deferred tax assets	4,065	182			4,247
Assets of discontinued operations	820	–			820
Prepaid expenses and other	5,085	575			5,660
	153,159	11,304			130,380

Property, plant and equipment, net	151,503	29,048			180,551

Other assets	29,216	93	74,400	(c)	103,709

Total assets	$333,878	$40,445			$414,640

Trade accounts payable	$30,295	$2,423			$32,718
Accrued liabilities	26,648	1,583			28,231
Liabilities of discontinued operations	787	–			787
Current portion of long-term debt	7	20,849	(5,550	)(a)	39
			(15,267	)(c)
	57,737	24,855			61,775

Long-term debt	–	–	75,000	(c)	75,000

Deferred income taxes	22,130	5,009	(3,992	)(b)	23,854
			707	(c)
Decommissioning liabilities	31,218	–			31,218
Other liabilities	4,868	–			4,868
	58,216	5,009			134,940

Stockholders' equity	217,925	10,581	5,550	(a)	217,925
			2,401	(b)
			(18,532	)(c)

Total liabilities and stockholders' equity	$333,878	$40,445			$414,640

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2003

	TETRA Historical	Compressco Historical	Pro Forma Adjustments		Combined Pro Forma
	(In Thousands)
Product sales revenues	$144,011	$3,389			$147,400
Services sales revenues	174,658	19,367			194,025
Total revenues	318,669	22,756			341,425

Cost of product sales	110,361	2,047			112,408
Cost of services	134,512	8,755			143,267
Total cost of revenues	244,873	10,802			255,675

Gross profit	73,796	11,954			85,750

General and administrative expenses	44,718	5,588	432	(f)	50,738
Operating income	29,078	6,366			35,012

Interest expense, net	312	1,107	(1,107	)(d)	2,562
			2,250	(e)
Other income (expense)	565	85			650
Income before taxes, discontinued operations and cumulative effect of accounting change	29,331	5,344			33,100

Provision for income taxes	9,931	2,028	(586	)(g)	11,373
Income before discontinued operations and cumulative effect of accounting change	$19,400	$3,316			$21,727

Income before discontinued operations per share
Basic	$0.89				$0.99
Diluted	$0.84				$0.94

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2004

	TETRA Historical	Compressco Historical	Pro Forma Adjustments		Combined Pro Forma
	(In Thousands)
Product sales revenues	$81,889	$2,125			$84,014
Services sales revenues	72,170	13,078			85,248
Total revenues	154,059	15,203			169,262

Cost of product sales	64,594	1,323			65,917
Cost of services	55,649	6,253			61,902
Total cost of revenues	120,243	7,576			127,819

Gross profit	33,816	7,627			41,443

General and administrative expenses	23,816	3,142	216	(f)	27,174
Operating income	10,000	4,485			14,269

Interest expense, net	(184)	570	(570	)(d)	941
			1,125	(e)
Other income (expense)	331	–			331
Income before taxes, discontinued operations and cumulative effect of accounting change	10,515	3,915			13,659

Provision for income taxes	3,522	1,502	(287	)(g)	4,737
Income before discontinued operations and cumulative effect of accounting change	$6,993	$2,413			$8,922

Income before discontinued operations per share
Basic	$0.31				$0.40
Diluted	$0.30				$0.38

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The accompanying unaudited pro forma balance sheet and statements of operations present the pro forma effects of the merger. The balance sheet is presented as though the merger occurred on June 30, 2004. The statements of operations are presented as though the merger occurred on January 1, 2003.

2. Method of Accounting for the Merger

TETRA will account for the merger using the purchase method of accounting for business combinations. TETRA was considered to be the acquiring company.

The purchase method of accounting requires that Compressco’s assets and liabilities assumed by TETRA be recorded at their estimated fair values. The purchase price of Compressco’s net assets will be based on the total cash value paid by TETRA, approximately $109 million.

3. Pro Forma Adjustments Related to the Merger

The unaudited pro forma balance sheet includes the following adjustments:

(a) This entry records the conversion of Compressco convertible subordinated promissory notes into shares of Compressco common stock.

(b) This entry records the exchange of Compressco employee stock options for cash consideration. Option holders received a net price per share in the merger transaction in lieu of submitting the cash option price to Compressco. Compressco paid the associated withholding tax related to the exchange of the options and received the tax benefit of the exercise, which occurred immediately prior to the merger.

(c) This entry records the purchase of 100% of Compressco common stock outstanding, plus outstanding stock purchase warrants, in exchange for approximately $109 million in cash, including transaction costs and the repayment of the $15.27 million balance outstanding as of June 30, 2004 under Compressco’s bank credit facility. Such amount was funded from TETRA’s available cash and from $75 million of borrowings under TETRA’s existing bank line of credit facility. The preliminary allocation of this consideration to assets and liabilities includes the following:

• Approximately $1.9 million of intangible assets separable from goodwill related to patents, customer relationships and other intangible assets with useful lives ranging from three to six years. Additional deferred taxes of $0.7 million was recorded related to these intangible assets.

• The fair value of Compressco property and equipment assets approximated its historical book value.

• Goodwill of approximately $72.5 million was recorded and reflects Compressco’s significant strategic value to TETRA, the existing assembled Compressco workforce and the synergies with TETRA’s existing businesses.

The unaudited pro forma statements of operations include the following adjustments:

(d) This adjustment reduces interest expense and reflects the repayment of Compressco’s bank credit facility and the conversion of Compressco convertible subordinated promissory notes.

(e) This adjustment records the additional interest expense related to TETRA’s borrowing of $75 million under its existing bank line of credit facility to fund a portion of the purchase price as if the borrowing had occurred at January 1, 2003.

(f) This adjustment records the amortization of intangible assets recorded as part of the purchase of Compressco.

(g) This adjustment records the income tax impact of the interest expense and amortization expense, using TETRA’s consolidated statutory income tax rate.